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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2003

AMERICAN POWER CONVERSION CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation)	1-12432 (Commission File Number)	04-2722013 (I.R.S. Employer Identification No.)
132 Fairgrounds Road, West Kingston, Rhode Island 02892 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 401-789-5735
Not Applicable (Former name or former address, if changed since last report.)

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

        As a result of the merger of the American Power Conversion Corporation ("APC") 401(k) plan and Employee Stock Ownership Plan ("ESOP") (together, the "Plans"), in accordance with Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers of APC ("Directors and Officers") were temporarily prohibited from buying or selling, or otherwise acquiring or transferring, securities of APC during the transition period while the merger of the Plans took place (the "Blackout Period"). This prohibition also applied to discretionary exercises of options for shares of APC stock and to requests for distributions of shares of APC stock under the ESOP. The Blackout Period applied to the common stock, par value $0.01 per share, of APC. The Blackout Period began on June 26, 2003 and ended on July 9, 2003. APC received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on May 28, 2003.

        In accordance with Securities and Exchange Commission ("SEC") Release No. 33-8216, due to the inability of the EDGAR filing system to accept submissions under this Item 11 at the time the Directors and Officers were informed of the temporary suspension of trading, the Blackout Period was not reported on Form 8-K at that time. In accordance with the SEC's Notice to EDGAR Filers: Changes for July 28, 2003, the EDGAR filing system became able to accept submissions under this Item 11 on July 28, 2003.

Item 12. Results of Operations and Financial Condition.

        The following information and the information set forth in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

        On July 31, 2003, American Power Conversion Corporation issued a press release announcing its financial results for the fiscal quarter ended June 29, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION
Dated: July 31, 2003	By:	/s/ DONALD M. MUIR Donald M. Muir Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 31, 2003, issued by American Power Conversion Corporation

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SIGNATURES
EXHIBIT INDEX